Exhibit 99.1

Kadmon Announces Appointment of Gregory S. Moss as Executive Vice President, General Counsel and Corporate Secretary

NEW YORK, August 30, 2019  – Kadmon Holdings, Inc. (NYSE: KDMN) today announced the appointment of Gregory S. Moss, Esq. as Executive Vice President, General Counsel and Corporate Secretary. Mr. Moss will also serve as the Company’s Chief Compliance Officer.

“Greg has been a key part of Kadmon’s senior management team for many years, including during our IPO. He has advised our Board of Directors and management on corporate governance and compliance matters and has provided astute counsel in connection with a number of major corporate activities, including the 2015 spinoff of our gene therapy platform into MeiraGTx,” said Harlan W. Waksal, M.D., President and CEO of Kadmon. “Greg’s deep experience with Kadmon makes him a natural fit as general counsel. On behalf of the Company and our Board of Directors, I welcome Greg into his new role.”

Mr. Moss joined Kadmon in 2012 and from 2015 until August 2019, served as Senior Vice President, Deputy General Counsel. Mr. Moss previously served as Acting General Counsel and Compliance Officer of MeiraGTx Limited (now MeiraGTx Holdings plc) (Nasdaq: MGTX) and as a member of the Board of Directors of MeiraGTx until June 2019. Prior to joining Kadmon, Mr. Moss worked as a solicitor in the Corporate Risk practice group of Gadens Lawyers (now Dentons Australia) and at a boutique legal practice and hedge fund in New York City. Mr. Moss holds a Bachelor of Arts and Bachelor of Laws (BA/LLB) from Macquarie University, Sydney, Australia.

The Company also announced that Steven N. Gordon, Esq. notified the Company of his resignation from his role as Executive Vice President, General Counsel, Chief Administrative, Compliance and Legal Officer, and Corporate Secretary of the Company, effective immediately, in order to pursue other opportunities.

About Kadmon

Kadmon is a biopharmaceutical company developing innovative product for significant unmet medical needs. Our product pipeline is focused on inflammatory and fibrotic diseases as well as immuno-oncology.

Forward Looking Statements

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii) the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; (xxi) the use of proceeds from our recent public offerings; (xxii) the potential benefits of any of our product candidates being granted orphan drug designation;  (xxiii) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxiv) other risks and uncertainties. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2019. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact Information

Ellen Cavaleri, Investor Relations

646.490.2989

ellen.cavaleri@kadmon.com